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EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Travelstar, Inc. on Form S-8 of our Annual Report on Form 10-KSB/A-2 for the years ended December 31, 2005 and 2006 dated April 18, 2007, except for footnote 4 which is dated August 14, 2007.


/s/ MENDOZA BERGER & COMPANY, LLP

Irvine, California
December 18, 2007